Exhibit 99.1

Tattooed Chef to Restate 2021 Quarterly Financial Statements

to Recognize Deferred Tax Asset

PARAMOUNT, Calif., – March 11, 2022 – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant based foods, today announced that it will restate prior period financial statements for each of the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 because the Company did not properly record the tax effects associated with the Company’s issuance of 825,000 shares of its common stock to Harrison Co. in June 2021 as partial consideration for services rendered in connection with the Company’s de-SPAC transaction that occurred in October 2020. The $4 million deferred tax asset that should have been recorded as of December 31, 2020 (with a corresponding offset to additional paid-in-capital) was determined to have an immaterial impact on the Company’s consolidated financial statements as of and for the year ended December 31, 2020. However, the impact of this error, when combined with other immaterial error corrections for the quarter ended March 31, 2021, was determined to be material to the Company’s consolidated balance sheet as of March 31, 2021. In June 2021, the Company recorded a full valuation allowance on all of its deferred tax assets. Accordingly, the increase in the valuation allowance associated with this deferred tax asset was also deemed to be material to the Company’s results of operations for the three and six months ended June 30, 2021 and the nine months ended September 30, 2021.

The estimated effects of the restatements on the Company’s consolidated statement of operations to properly record the deferred tax asset and the related valuation allowance are as follows:

●	an increase of net loss of $4.0 million, or ($0.05) per share and $4.0 million, or ($0.05) per share, for the three and six months ended June 30, 2021, respectively; and

●	an increase of net loss of $0.0 million, or ($0.00) per share, and $4.0 million, or ($0.05) per share, for the three and nine months ended September 30, 2021, respectively.

The Company expects that the restatements to properly recognize the deferred tax asset and the related valuation allowance will have no effect on its previously reported:

●	revenues for any period;

●	cash flows for any period;

●	(loss) earnings before tax for any period;

●	Adjusted EBITDA for any period; and

●	liquidity position for any period

The Company further expects that the restatements will have no effect on its future operations.

In connection with the restatements, the Company will file amended quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 with the SEC as soon as practicable.

The Company is filing today with the United States Securities and Exchange Commission a Form 8-K about the restatements and associated disclosures, a copy of which is available free of charge at www.sec.gov.

About Tattooed Chef

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, cauliflower pizza crusts, handheld burritos, and quesadillas, which are available in the frozen food sections of leading national retail food and club stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com. For more information, please visit www.tattooedchef.com.

Follow us on social: Facebook, Instagram, TikTok, Twitter, and LinkedIn and Taste the Jams on Spotify.

Forward Looking Statements

This notice contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning us and other matters. These statements may discuss goals, intentions and expectations as to future plans or events, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. Forward-looking statements may be accompanied by words such as “expect,” “estimates,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. We caution readers not to place undue reliance upon any forward-looking statements.

INVESTORS

Stephanie Dieckmann, CFO	Devin Sullivan, SVP
Tattooed Chef	The Equity Group Inc.
(562) 602-0822	(212) 836-9608
dsullivan@equityny.com

Karin Daly, VP
The Equity Group Inc.
(212) 836-9623
kdaly@equityny.com

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